Supplemental Financial Information SEPTEMBER 30, 2025 FOUR SEASONS RESORT AND RESIDENCES JACKSON HOLE Exhibit 99.2

TABLE OF CONTENTS 3 OVERVIEW About Host Hotels & Resorts 4 Analyst Coverage 5 Forward-Looking Statements 6 Non-GAAP Financial Measures 6 7 PROPERTY LEVEL DATA AND CORPORATE MEASURES Comparable Hotel Results by Location 8 Historical Comparable Hotel Results 16 Comparable Hotel Results 2025 Forecast and Full Year 2024 18 Ground Lease Summary as of September 30, 2025 20 21 CAPITALIZATION Comparative Capitalization 22 Consolidated Debt Summary 23 Consolidated Debt Maturity 24 Property Transactions 25 26 FINANCIAL COVENANTS Credit Facility and Senior Notes Financial Performance Tests 27 Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio 28 Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio 29 Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio 30 Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test 31 Reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test 32 Reconciliation of GAAP Interest Coverage Ratio to Senior Notes Indenture EBITDA-to-Interest Coverage Ratio 33 Reconciliation of GAAP Assets to Indebtedness Test to Senior Notes Unencumbered Assets to Unsecured Indebtedness Test 34 35 NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION Forecasts 36 Comparable Hotel Operating Statistics and Results 36 Non-GAAP Financial Measures 37

HOST HOTELS & RESORTS CORPORATE HEADQUARTERS OVERVIEW PROPERTY LEVEL DATA AND CORPORATE MEASURES CAPITALIZATION FINANCIAL COVENANTS NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

© Host Hotels & Resorts, Inc. 4 BAKER'S CAY RESORT KEY LARGO, CURIO COLLECTION BY HILTON About Host Hotels & Resorts (1) Based on market cap as of September 30, 2025. See Comparative Capitalization for calculation. (2) At November 5, 2025. PREMIER U.S. LODGING REIT LUXURY & UPPER UPSCALE CONSOLIDATED HOTELS PORTFOLIO(2) S&P 500 COMPANY $11.9 BILLION MARKET CAP(1) $16.7 BILLION ENTERPRISE VALUE(1) 79 HOTELS 42,500 ROOMS 21 TOP U.S. MARKETS

Analyst Coverage © Host Hotels & Resorts, Inc. 5 BAIRD Mike Bellisario 414-298-6130 mbellisario@rwbaird.com EVERCORE ISI Duane Pfennigwerth 212-497-0817 duane.pfennigwerth@evercoreisi.com STIFEL, NICOLAUS & CO. Simon Yarmak 443-224-1345 yarmaks@stifel.com BOFA SECURITIES, INC. Shaun Kelley 646-855-1005 shaun.kelley@baml.com GREEN STREET ADVISORS Chris Darling 949-640-8780 cdarling@greenst.com TRUIST C. Patrick Scholes 212-319-3915 patrick.scholes@suntrust.com BMO CAPITAL MARKETS Ari Klein 212-885-4103 ari.klein@bmo.com JEFFERIES David Katz 212-323-3355 dkatz@jefferies.com UBS SECURITIES LLC Robin Farley 212-713-2060 robin.farley@ubs.com CANTOR FITZGERALD Richard Anderson 929-441-6927 richard.anderson@cantor.com JPMORGAN Daniel Politzer 212-622-0110 daniel.politzer@jpmorgan.com WELLS FARGO SECURITIES LLC Cooper Clark 212-214-1146 cooper.clark@wellsfargo.com CITI INVESTMENT RESEARCH Smedes Rose 212-816-6243 smedes.rose@citi.com KOLYITCS David Abraham +44 7527 493597 david.abraham@kolytics.com WOLFE RESEARCH Logan Epstein 646-582-9267 lepstein@wolferesearch.com COMPASS POINT RESEARCH & TRADING, LLC Ken Billingsley 202-534-1393 kbillingsley@compasspointllc.com MORGAN STANLEY & CO. Stephen Grambling 212-761-1010 stephen.grambling@morganstanley.com DEUTSCHE BANK SECURITIES Chris Woronka 212-250-9376 chris.woronka@db.com RAYMOND JAMES & ASSOCIATES RJ Milligan 727-567-2585 rjmilligan@raymondjames.com The Company is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding the Company’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of the Company or its management. The Company does not by its reference above imply its endorsement of or concurrence with any of such analysts’ information, conclusions or recommendations.

ABOUT HOST HOTELS & RESORTS Host Hotels & Resorts, Inc., herein referred to as “we,” “Host Inc.,” or the “Company,” is a self-managed and self-administered real estate investment trust that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of September 30, 2025, which are non-controlling interests in Host LP in our consolidated balance sheets and are included in net (income) loss attributable to non-controlling interests in our condensed consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K. FORWARD-LOOKING STATEMENTS This supplemental information contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include, but may not be limited to, our expectations regarding the recovery of travel and the lodging industry, the impact of the Maui wildfires and 2025 estimates with respect to our business, including our anticipated capital expenditures and financial and operating results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those described in the Company’s annual report on Form 10-K and other filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this supplemental presentation is as of November  5, 2025, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. NON-GAAP FINANCIAL MEASURES Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles), within the meaning of applicable SEC rules. They are as follows: : (i) Funds From Operations (“FFO”) and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, both at hotel level and company-wide, (iii) EBITDAre and Adjusted EBITDAre, (iv) Net Operating Income (NOI), (v) Comparable Hotel Operating Statistics and Results and (vi) measures derived from EBITDA and NOI such as EBITDA multiples and capitalization rates. Also included are reconciliations to the most directly comparable GAAP measures. See the Notes to Supplemental Financial Information for definitions of these measures, why we believe these measures are useful and limitations on their use. Also included in this supplemental information is our leverage ratio, unsecured interest coverage ratio and fixed charge coverage ratio, calculated in accordance with our credit facility, along with our EBITDA to interest coverage ratio, indenture indebtedness test, indenture secured indebtedness test, and indenture unencumbered assets to unsecured indebtedness test, calculated in accordance with our senior notes indenture covenants. Included with these ratios are reconciliations calculated in accordance with GAAP. See the Notes to Supplemental Financial Information for information on how these supplemental measures are calculated, why we believe they are useful and limitations on their use. Overview © Host Hotels & Resorts, Inc. 6

© Host Hotels & Resorts, Inc. 7 OVERVIEW PROPERTY LEVEL DATA AND CORPORATE MEASURES CAPITALIZATION FINANCIAL COVENANTS NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION 1 HOTEL NASHVILLE

Comparable Hotel Results by Location [1]

(unaudited, in millions, except hotel statistics and per room basis)

	Quarter ended September 30, 2025								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total revenues	Total Revenues per Available Room	Hotel Net Income (Loss)	Hotel EBITDA
Maui	3	1,580	$ 611.54	69.9%	$ 427.23	$ 98.2	$ 675.34	$ 3.5	$ 19.9
Jacksonville	1	446	516.44	72.4%	374.11	33.9	826.86	8.5	11.7
Oahu	2	876	481.95	83.8%	403.71	50.8	620.81	5.3	11.6
Miami	2	1,038	387.67	59.1%	229.04	42.6	433.63	(5.2)	3.5
Florida Gulf Coast	4	1,529	375.39	42.7%	160.16	49.4	350.93	(21.8)	(2.2)
New York	3	2,720	400.99	88.9%	356.36	122.1	487.87	23.2	34.6
Phoenix	3	1,545	262.62	61.9%	162.56	58.3	410.51	(0.8)	10.0
Nashville	2	721	330.15	77.6%	256.22	29.8	449.68	3.9	10.0
Orlando	2	2,448	346.50	53.4%	185.18	94.9	421.34	3.6	17.3
Los Angeles/Orange County	3	1,067	308.01	76.7%	236.26	34.8	354.62	3.9	6.7
San Diego	3	3,294	302.44	76.9%	232.44	124.5	410.75	24.9	41.2
Boston	2	1,496	297.49	79.6%	236.86	41.7	303.04	10.8	15.3
Washington, D.C. (CBD)	4	2,786	265.42	56.6%	150.31	59.5	232.09	2.5	13.9
Philadelphia	2	810	231.56	83.9%	194.39	22.5	301.51	4.7	7.2
Northern Virginia	2	916	254.61	72.4%	184.39	22.7	268.82	3.0	6.0
Chicago	3	1,562	275.28	83.7%	230.39	46.5	323.52	12.5	16.6
Seattle	2	1,315	278.57	82.7%	230.37	35.4	292.94	6.1	9.1
San Francisco/San Jose	6	4,162	228.63	74.7%	170.68	93.3	243.57	(2.1)	12.1
Atlanta	2	810	205.50	69.2%	142.11	16.3	218.67	0.7	4.4
Houston	4	1,710	195.20	61.2%	119.37	25.7	163.15	2.2	7.2
San Antonio	2	1,512	207.97	58.2%	121.08	25.9	186.09	2.6	6.2
Denver	3	1,342	213.29	74.8%	159.43	28.4	230.23	6.8	10.4
New Orleans	1	1,333	150.07	58.8%	88.31	18.5	151.18	2.2	4.4
Austin	2	769	205.41	41.4%	85.07	11.1	157.45	(2.0)	2.8
Other	8	2,551	301.73	70.5%	212.81	77.8	327.45	10.4	18.9
Other property level [2]						0.2		0.8	0.8
Domestic	71	40,338	302.35	69.5%	210.04	1,264.8	340.12	110.2	299.6
International	5	1,499	214.10	72.3%	154.77	28.5	206.87	8.1	9.8
All Locations - comparable hotels	76	41,837	299.07	69.6%	208.07	1,293.3	335.42	118.3	309.4
Non-comparable hotels	2	407				29.4		8.8	14.6
Property transaction adjustments [3]	1	232				8.6		—	0.1
Gain on sale of property and corporate level income/expense [4]						—		35.5	104.2
Total	79	42,476	$ —	—	$ —	$ 1,331.3	$ —	$ 162.6	$ 428.3

(1) See the Notes to Supplemental Financial Information for a discussion of comparable hotel operating statistics. CBD of a location refers to the central business district. RevPAR is the product of the average daily room rate charged and the average daily occupancy achieved. Total Revenues per Available Room ("Total RevPAR") is a summary measure of hotel results calculated by dividing the sum of room, food and beverage and other ancillary service revenue by room nights available to guests for the period. It includes ancillary revenues not included with RevPAR.

(2) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(3) Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of the reporting date, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of the reporting date. As of September 30, 2025, this includes two hotels sold year-to-date and one hotel classified as held-for-sale.

(4) Certain Items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.

© Host Hotels & Resorts, Inc. 8

Comparable Hotel Results by Location

(unaudited, in millions, except hotel statistics and per room basis)

	Quarter ended September 30, 2025							
Location	**No. of Properties**	**No. of Rooms**	**Hotel Net Income (Loss)**	**Plus: Depreciation**	**Plus: Interest Expense**	**Plus: Income Tax**	**Plus: Property Transaction Adjustments**	**Equals: Hotel EBITDA**
Maui	3	1,580	$ 3.5	$ 16.4	$ —	$ —	$ —	$ 19.9
Jacksonville	1	446	8.5	3.2	—	—	—	11.7
Oahu	2	876	5.3	6.3	—	—	—	11.6
Miami	2	1,038	(5.2)	8.7	—	—	—	3.5
Florida Gulf Coast	4	1,529	(21.8)	19.6	—	—	—	(2.2)
New York	3	2,720	23.2	11.4	—	—	—	34.6
Phoenix	3	1,545	(0.8)	10.8	—	—	—	10.0
Nashville	2	721	3.9	6.1	—	—	—	10.0
Orlando	2	2,448	3.6	13.7	—	—	—	17.3
Los Angeles/Orange County	3	1,067	3.9	2.8	—	—	—	6.7
San Diego	3	3,294	24.9	16.3	—	—	—	41.2
Boston	2	1,496	10.8	4.5	—	—	—	15.3
Washington, D.C. (CBD)	4	2,786	2.5	11.6	—	—	(0.2)	13.9
Philadelphia	2	810	4.7	2.5	—	—	—	7.2
Northern Virginia	2	916	3.0	3.0	—	—	—	6.0
Chicago	3	1,562	12.5	4.1	—	—	—	16.6
Seattle	2	1,315	6.1	3.0	—	—	—	9.1
San Francisco/San Jose	6	4,162	(2.1)	14.2	—	—	—	12.1
Atlanta	2	810	0.7	3.7	—	—	—	4.4
Houston	4	1,710	2.2	4.9	—	—	0.1	7.2
San Antonio	2	1,512	2.6	3.6	—	—	—	6.2
Denver	3	1,342	6.8	3.6	—	—	—	10.4
New Orleans	1	1,333	2.2	2.2	—	—	—	4.4
Austin	2	769	(2.0)	3.8	1.0	—	—	2.8
Other	8	2,551	10.4	8.5	—	—	—	18.9
Other property level [1]			0.8	—	—	—	—	0.8
Domestic	71	40,338	110.2	188.5	1.0	—	(0.1)	299.6
International	5	1,499	8.1	1.7	—	—	—	9.8
All Locations - comparable hotels	76	41,837	$ 118.3	$ 190.2	$ 1.0	$ —	$ (0.1)	$ 309.4
Non-comparable hotels	2	407	8.8	5.8	—	—	—	14.6
Property transaction adjustments [2]	1	232	—	—	—	—	0.1	0.1
Gain on sale of property and corporate level income/expense [3]			35.5	0.4	59.1	9.2	—	104.2
Total	79	42,476	$ 162.6	$ 196.4	$ 60.1	$ 9.2	$ —	$ 428.3

(1) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(2) Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of the reporting date, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of the reporting date.

(3) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.

© Host Hotels & Resorts, Inc. 9

Comparable Hotel Results by Location

(unaudited, in millions, except hotel statistics and per room basis)

	Quarter ended September 30, 2024								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total revenues	Total Revenues per Available Room	Hotel Net Income (Loss)	Hotel EBITDA
Maui	3	1,580	$ 626.00	57.0%	$ 356.87	$ 82.8	$ 569.42	$ 0.5	$ 17.0
Jacksonville	1	446	500.84	71.6%	358.59	33.0	805.21	8.3	11.6
Oahu	2	876	458.26	81.6%	373.80	46.0	562.08	(0.6)	8.0
Miami	2	1,038	366.49	59.2%	216.89	40.7	414.64	(2.8)	5.3
Florida Gulf Coast	4	1,529	321.25	55.6%	178.55	53.7	382.02	(22.1)	(2.8)
New York	3	2,720	379.23	87.5%	331.84	111.9	447.06	17.7	30.6
Phoenix	3	1,545	269.17	54.5%	146.75	53.2	374.60	(2.2)	8.0
Nashville	2	721	335.61	80.5%	270.28	28.9	435.21	2.6	10.0
Orlando	2	2,448	312.21	60.3%	188.39	96.0	426.35	6.4	20.2
Los Angeles/Orange County	3	1,067	303.51	81.9%	248.54	36.3	369.47	4.6	7.6
San Diego	3	3,294	305.38	84.2%	257.27	138.1	455.83	32.2	47.3
Boston	2	1,496	301.09	84.4%	253.98	43.6	316.86	12.2	16.8
Washington, D.C. (CBD)	4	2,786	263.04	67.1%	176.54	68.3	266.46	11.8	19.0
Philadelphia	2	810	236.34	83.7%	197.75	22.2	298.37	4.9	7.3
Northern Virginia	2	916	246.97	74.3%	183.58	23.0	272.79	3.8	6.4
Chicago	3	1,562	284.56	79.3%	225.77	43.5	302.96	13.2	17.5
Seattle	2	1,315	278.67	84.2%	234.60	35.8	295.93	6.3	9.4
San Francisco/San Jose	6	4,162	221.47	71.4%	158.03	85.9	224.25	(7.1)	8.7
Atlanta	2	810	193.10	62.3%	120.29	13.6	182.01	1.0	4.0
Houston	4	1,710	195.95	69.7%	136.51	29.3	186.16	2.9	8.5
San Antonio	2	1,512	201.02	56.3%	113.14	25.0	179.56	1.2	5.9
Denver	3	1,342	212.74	82.1%	174.65	31.2	252.81	8.5	12.2
New Orleans	1	1,333	161.65	68.4%	110.53	22.2	180.91	2.9	5.1
Austin	2	769	206.04	60.4%	124.50	16.0	226.42	(1.8)	2.6
Other	8	2,551	301.01	68.5%	206.27	76.6	323.59	13.1	19.5
Other property level [1]						0.2		(1.8)	(1.8)
Domestic	71	40,338	293.19	71.7%	210.08	1,257.0	338.13	115.7	303.9
International	5	1,499	206.99	67.6%	140.02	25.4	183.91	6.5	8.6
All Locations - comparable hotels	76	41,837	290.27	71.5%	207.58	1,282.4	332.67	122.2	312.5
Non-comparable hotels	2	407				30.6		7.8	12.4
Property transaction adjustments [2]	1	232				6.0		—	2.6
Gain on sale of property and corporate level income/expense [3]						—		(46.2)	18.4
Total	79	42,476	$ —	—	$ —	$ 1,319.0	$ —	$ 83.8	$ 345.9

(1) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(2) Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of the reporting date, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of the reporting date. As of September 30, 2025, this includes two hotels sold year-to-date and one hotel classified as held-for-sale and four hotels acquired in 2024.

(3) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.

© Host Hotels & Resorts, Inc.

10

Comparable Hotel Results by Location

(unaudited, in millions, except hotel statistics and per room basis)

Quarter ended September 30, 2024

Location	No. of Properties	No. of Rooms	Hotel Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Property Transaction Adjustments	Equals: Hotel EBITDA
Maui	3	1,580	$ 0.5	$ 16.5	$ —	$ —	$ —	$ 17.0
Jacksonville	1	446	8.3	3.3	—	—	—	11.6
Oahu	2	876	(0.6)	4.6	—	—	4.0	8.0
Miami	2	1,038	(2.8)	8.1	—	—	—	5.3
Florida Gulf Coast	4	1,529	(22.1)	19.3	—	—	—	(2.8)
New York	3	2,720	17.7	12.9	—	—	—	30.6
Phoenix	3	1,545	(2.2)	10.2	—	—	—	8.0
Nashville	2	721	2.6	7.4	—	—	—	10.0
Orlando	2	2,448	6.4	13.8	—	—	—	20.2
Los Angeles/Orange County	3	1,067	4.6	3.0	—	—	—	7.6
San Diego	3	3,294	32.2	15.1	—	—	—	47.3
Boston	2	1,496	12.2	4.6	—	—	—	16.8
Washington, D.C. (CBD)	4	2,786	11.8	10.3	—	—	(3.1)	19.0
Philadelphia	2	810	4.9	2.4	—	—	—	7.3
Northern Virginia	2	916	3.8	2.6	—	—	—	6.4
Chicago	3	1,562	13.2	4.3	—	—	—	17.5
Seattle	2	1,315	6.3	3.1	—	—	—	9.4
San Francisco/San Jose	6	4,162	(7.1)	15.8	—	—	—	8.7
Atlanta	2	810	1.0	3.0	—	—	—	4.0
Houston	4	1,710	2.9	6.1	—	—	(0.5)	8.5
San Antonio	2	1,512	1.2	4.7	—	—	—	5.9
Denver	3	1,342	8.5	3.7	—	—	—	12.2
New Orleans	1	1,333	2.9	2.2	—	—	—	5.1
Austin	2	769	(1.8)	3.3	1.1	—	—	2.6
Other	8	2,551	13.1	9.4	—	—	(3.0)	19.5
Other property level [1]			(1.8)	—	—	—	—	(1.8)
Domestic	71	40,338	115.7	189.7	1.1	—	(2.6)	303.9
International	5	1,499	6.5	2.1	—	—	—	8.6
All Locations - comparable hotels	76	41,837	$ 122.2	$ 191.8	$ 1.1	$ —	$ (2.6)	$ 312.5
Non-comparable hotels	2	407	7.8	4.6	—	—	—	12.4
Property transaction adjustments [2]	1	232	—	—	—	—	2.6	2.6
Gain on sale of property and corporate level income/expense [3]			(46.2)	0.4	57.8	6.4	—	18.4
Total	79	42,476	$ 83.8	$ 196.8	$ 58.9	$ 6.4	$ —	$ 345.9

(1) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(2) Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of the reporting date, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of the reporting date.

(3) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.

© Host Hotels & Resorts, Inc.

11

Comparable Hotel Results by Location [1]

(unaudited, in millions, except hotel statistics and per room basis)

Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total revenues	Total Revenues per Available Room	Hotel Net Income (Loss)	Hotel EBITDA
	Year-to-date ended September 30, 2025								
Maui	3	1,580	$ 641.29	71.8%	$ 460.58	$ 314.3	$ 728.70	$ 33.9	$ 82.7
Jacksonville	1	446	546.80	74.6	407.90	111.9	918.63	31.8	41.3
Oahu	2	876	482.90	83.5	403.43	150.1	618.34	16.2	34.8
Miami	2	1,038	541.24	72.8	394.28	202.2	694.08	37.8	63.6
Florida Gulf Coast	4	1,529	518.80	65.0	337.19	306.4	734.07	37.2	96.4
New York	3	2,720	381.66	85.9	327.75	349.9	471.21	53.4	89.8
Phoenix	3	1,545	389.03	71.5	278.30	274.8	651.58	68.6	100.9
Nashville	2	721	338.77	80.7	273.48	92.4	469.46	13.5	31.7
Orlando	2	2,448	398.78	65.9	262.80	372.2	556.99	70.7	112.0
Los Angeles/Orange County	3	1,067	306.41	78.2	239.47	105.2	361.29	12.8	21.2
San Diego	3	3,294	302.30	76.2	230.25	387.3	430.73	85.3	132.7
Boston	2	1,496	291.42	75.7	220.46	117.6	287.97	26.5	39.9
Washington, D.C. (CBD)	4	2,786	312.81	63.6	198.84	221.3	290.96	46.6	72.2
Philadelphia	2	810	235.96	82.1	193.71	65.4	295.87	13.1	20.5
Northern Virginia	2	916	268.51	68.6	184.16	71.3	284.99	12.2	20.4
Chicago	3	1,562	252.43	72.0	181.64	110.4	258.88	16.1	28.3
Seattle	2	1,315	251.35	71.8	180.44	86.4	240.72	5.6	14.7
San Francisco/San Jose	6	4,162	255.37	70.3	179.44	301.2	265.08	12.9	55.3
Atlanta	2	810	214.99	68.2	146.72	54.1	244.64	5.6	16.3
Houston	4	1,710	209.62	68.2	142.92	92.6	198.42	16.9	29.9
San Antonio	2	1,512	223.44	61.8	138.18	90.8	219.96	16.2	27.1
Denver	3	1,342	203.98	67.2	137.17	76.0	207.38	13.6	24.5
New Orleans	1	1,333	205.67	65.4	134.43	78.3	215.07	18.8	25.8
Austin	2	769	238.80	52.4	125.10	48.5	231.79	3.7	17.6
Other	8	2,551	309.70	68.5	212.05	231.9	328.96	33.5	58.2
Other property level [2]						0.5		0.9	0.9
Domestic	71	40,338	328.28	71.1	233.53	4,313.0	390.93	703.4	1,258.7
International	5	1,499	196.33	67.9	133.40	75.0	183.36	18.8	23.9
All Locations - comparable hotels	76	41,837	$ 323.76	71.0	$ 229.95	$ 4,388.0	$ 383.54	$ 722.2	$ 1,282.6
Non-comparable hotels	2	407				66.4		21.8	37.1
Property transaction adjustments [3]	1	232				56.6		—	13.4
Gain on sale of property and corporate level income/expense [4]						—		(104.9)	103.3
Total	79	42,476	—	—	—	$ 4,511.0	—	$ 639.1	$ 1,436.4

(1) See the Notes to Supplemental Financial Information for a discussion of comparable hotel operating statistics. CBD of a location refers to the central business district. RevPAR is the product of the average daily room rate charged and the average daily occupancy achieved. Total Revenues per Available Room ("Total RevPAR") is a summary measure of hotel results calculated by dividing the sum of room, food and beverage and other ancillary service revenue by room nights available to guests for the period. It includes ancillary revenues not included with RevPAR.

(2) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(3) Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of the reporting date, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of the reporting date. As of September 30, 2025, this includes two hotels sold year-to-date and one hotel classified as held-for-sale.

(4) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.

© Host Hotels & Resorts, Inc.

12

Comparable Hotel Results by Location

(unaudited, in millions, except hotel statistics and per room basis)

	Year-to-date ended September 30, 2025							
Location	No. of Properties	No. of Rooms	Hotel Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Property Transaction Adjustments	Equals: Hotel EBITDA
Maui	3	1,580	$ 33.9	$ 48.8	$ —	$ —	$ —	$ 82.7
Jacksonville	1	446	31.8	9.5	—	—	—	41.3
Oahu	2	876	16.2	18.6	—	—	—	34.8
Miami	2	1,038	37.8	25.8	—	—	—	63.6
Florida Gulf Coast	4	1,529	37.2	59.2	—	—	—	96.4
New York	3	2,720	53.4	36.4	—	—	—	89.8
Phoenix	3	1,545	68.6	32.3	—	—	—	100.9
Nashville	2	721	13.5	18.2	—	—	—	31.7
Orlando	2	2,448	70.7	41.3	—	—	—	112.0
Los Angeles/Orange County	3	1,067	12.8	8.4	—	—	—	21.2
San Diego	3	3,294	85.3	47.4	—	—	—	132.7
Boston	2	1,496	26.5	13.4	—	—	—	39.9
Washington, D.C. (CBD)	4	2,786	46.6	34.3	—	—	(8.7)	72.2
Philadelphia	2	810	13.1	7.4	—	—	—	20.5
Northern Virginia	2	916	12.2	8.2	—	—	—	20.4
Chicago	3	1,562	16.1	12.2	—	—	—	28.3
Seattle	2	1,315	5.6	9.1	—	—	—	14.7
San Francisco/San Jose	6	4,162	12.9	42.4	—	—	—	55.3
Atlanta	2	810	5.6	10.7	—	—	—	16.3
Houston	4	1,710	16.9	15.4	—	—	(2.4)	29.9
San Antonio	2	1,512	16.2	10.9	—	—	—	27.1
Denver	3	1,342	13.6	10.9	—	—	—	24.5
New Orleans	1	1,333	18.8	7.0	—	—	—	25.8
Austin	2	769	3.7	11.0	2.9	—	—	17.6
Other	8	2,551	33.5	27.0	—	—	(2.3)	58.2
Other property level [(1)]			0.9	—	—	—	—	0.9
Domestic	71	40,338	703.4	565.8	2.9	—	(13.4)	1,258.7
International	5	1,499	18.8	5.1	—	—	—	23.9
All Locations - comparable hotels	76	41,837	$ 722.2	$ 570.9	$ 2.9	$ —	$ (13.4)	$ 1,282.6
Non-comparable hotels	2	407	21.8	15.3	—	—	—	37.1
Property transaction adjustments [(2)]	1	232	—	—	—	—	13.4	13.4
Gain on sale of property and corporate level income/expense [(3)]			(104.9)	1.2	172.2	34.8	—	103.3
Total	79	42,476	$ 639.1	$ 587.4	$ 175.1	$ 34.8	$ —	$ 1,436.4

(1) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.
(2) Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of the reporting date, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of the reporting date.
(3) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.

© Host Hotels & Resorts, Inc.
13

Comparable Hotel Results by Location

(unaudited, in millions, except hotel statistics and per room basis)

	Year-to-date ended September 30, 2024								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total revenues	Total Revenues per Available Room	Hotel Net Income (Loss)	Hotel EBITDA
Maui	3	1,580	$ 658.69	59.3%	$ 390.76	$ 276.9	$ 639.14	$ 43.6	$ 93.3
Jacksonville	1	446	527.92	74.2%	391.58	107.1	876.65	31.4	40.6
Oahu	2	876	454.33	82.5%	374.93	143.7	589.86	1.9	32.5
Miami	2	1,038	521.24	70.2%	365.80	186.1	636.48	34.2	58.6
Florida Gulf Coast	4	1,529	480.88	68.8%	330.77	293.1	699.62	29.2	87.0
New York	3	2,720	360.45	82.9%	298.70	314.4	421.87	33.5	78.5
Phoenix	3	1,545	393.86	69.8%	275.08	267.9	632.88	68.7	99.1
Nashville	2	721	341.19	80.8%	275.55	87.9	445.00	10.0	32.0
Orlando	2	2,448	363.77	68.3%	248.43	354.0	527.80	62.1	103.3
Los Angeles/Orange County	3	1,067	297.47	79.1%	235.16	102.5	350.72	11.2	20.2
San Diego	3	3,294	298.26	81.5%	243.21	408.4	452.45	95.1	140.5
Boston	2	1,496	280.49	79.8%	223.91	119.8	292.37	32.5	46.3
Washington, D.C. (CBD)	4	2,786	289.60	69.6%	201.45	229.2	300.31	58.6	77.0
Philadelphia	2	810	233.93	80.5%	188.37	63.6	286.45	12.4	19.6
Northern Virginia	2	916	255.73	73.0%	186.80	72.1	287.34	12.8	20.3
Chicago	3	1,562	255.00	70.5%	179.73	106.9	249.82	17.8	30.8
Seattle	2	1,315	254.22	70.5%	179.21	86.1	239.04	6.2	15.4
San Francisco/San Jose	6	4,162	245.14	68.2%	167.30	279.3	244.90	(3.7)	44.2
Atlanta	2	810	204.24	61.4%	125.42	46.1	207.89	7.2	14.9
Houston	4	1,710	203.11	73.9%	150.03	96.1	205.12	16.4	31.5
San Antonio	2	1,512	216.80	61.4%	133.13	88.8	214.38	13.1	26.1
Denver	3	1,342	201.25	70.5%	141.92	79.2	215.52	14.9	25.9
New Orleans	1	1,333	191.16	72.3%	138.16	80.0	219.14	17.8	24.3
Austin	2	769	247.35	66.2%	163.68	61.5	292.67	6.3	19.1
Other	8	2,551	304.18	65.2%	198.32	220.3	311.62	33.8	53.9
Other property level [(1)]						0.5		—	—
Domestic	71	40,338	314.22	71.8%	225.74	4,171.5	376.74	667.0	1,234.9
International	5	1,499	196.00	63.2%	123.88	73.4	178.79	17.2	23.5
All Locations - comparable hotels	76	41,837	$ 310.48	71.5%	$ 222.10	$ 4,244.9	$ 369.71	$ 684.2	$ 1,258.4
Non-comparable hotels	2	407				92.6		37.1	50.7
Property transaction adjustments [(2)]	1	232				(81.9)		—	(21.1)
Gain on sale of property and corporate level income/expense [(3)]						—		(123.3)	50.8
Total	79	42,476	$ —	—	$ —	$ 4,255.6	$ —	$ 598.0	$ 1,338.8

(1) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(2) Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of the reporting date, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of the reporting date. As of September 30, 2025, this includes two hotels sold year-to-date and one hotel classified as held-for-sale and four hotels acquired in 2024.

(3) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.

© Host Hotels & Resorts, Inc.

14

Comparable Hotel Results by Location

(unaudited, in millions, except hotel statistics and per room basis)

	Year-to-date ended September 30, 2024							
Location	**No. of Properties**	**No. of Rooms**	**Hotel Net Income (Loss)**	**Plus: Depreciation**	**Plus: Interest Expense**	**Plus: Income Tax**	**Plus: Property Transaction Adjustments**	**Equals: Hotel EBITDA**
Maui	3	1,580	$ 43.6	$ 49.7	$ —	$ —	$ —	$ 93.3
Jacksonville	1	446	31.4	9.2	—	—	—	40.6
Oahu	2	876	1.9	7.7	—	—	22.9	32.5
Miami	2	1,038	34.2	24.4	—	—	—	58.6
Florida Gulf Coast	4	1,529	29.2	57.8	—	—	—	87.0
New York	3	2,720	33.5	36.4	—	—	8.6	78.5
Phoenix	3	1,545	68.7	30.4	—	—	—	99.1
Nashville	2	721	10.0	12.0	—	—	10.0	32.0
Orlando	2	2,448	62.1	41.2	—	—	—	103.3
Los Angeles/Orange County	3	1,067	11.2	9.0	—	—	—	20.2
San Diego	3	3,294	95.1	45.4	—	—	—	140.5
Boston	2	1,496	32.5	13.8	—	—	—	46.3
Washington, D.C. (CBD)	4	2,786	58.6	28.7	—	—	(10.3)	77.0
Philadelphia	2	810	12.4	7.2	—	—	—	19.6
Northern Virginia	2	916	12.8	7.5	—	—	—	20.3
Chicago	3	1,562	17.8	13.0	—	—	—	30.8
Seattle	2	1,315	6.2	9.2	—	—	—	15.4
San Francisco/San Jose	6	4,162	(3.7)	47.9	—	—	—	44.2
Atlanta	2	810	7.2	7.7	—	—	—	14.9
Houston	4	1,710	16.4	18.2	—	—	(3.1)	31.5
San Antonio	2	1,512	13.1	13.0	—	—	—	26.1
Denver	3	1,342	14.9	11.0	—	—	—	25.9
New Orleans	1	1,333	17.8	6.5	—	—	—	24.3
Austin	2	769	6.3	9.8	3.0	—	—	19.1
Other	8	2,551	33.8	27.1	—	—	(7.0)	53.9
Other property level [1]			—	—	—	—	—	—
Domestic	71	40,338	667.0	543.8	3.0	—	21.1	1,234.9
International	5	1,499	17.2	6.3	—	—	—	23.5
All Locations - comparable hotels	76	41,837	$ 684.2	$ 550.1	$ 3.0	$ —	$ 21.1	$ 1,258.4
Non-comparable hotels	2	407	37.1	13.6	—	—	—	50.7
Property transaction adjustments [2]	1	232	—	—	—	—	(21.1)	(21.1)
Gain on sale of property and corporate level income/expense [3]			(123.3)	1.2	152.5	20.4	—	50.8
Total	79	42,476	$ 598.0	$ 564.9	$ 155.5	$ 20.4	$ —	$ 1,338.8

(1) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(2) Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of the reporting date, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of the reporting date.

(3) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.

© Host Hotels & Resorts, Inc.

15

Historical Comparable Hotel Results with 2025 Comparable Hotel Set

(unaudited, in millions, except hotel statistics)

Historical Comparable Hotel Metrics [1]

	2025 Comparable Hotel Set [3]							
	Three Months Ended							Year Ended
	March 31, 2025	June 30, 2025	September 30, 2025	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
Number of hotels	76	76	76	76	76	76	76	76
Number of rooms	41,837	41,837	41,837	41,837	41,837	41,837	41,837	41,837
Comparable hotel RevPAR	$ 242.49	$ 239.67	$ 208.07	$ 226.37	$ 232.50	$ 207.58	$ 217.11	$ 220.84
Comparable hotel occupancy	69.7 %	73.8 %	69.6 %	68.8 %	74.3 %	71.5 %	67.1 %	70.4 %
Comparable hotel ADR	$ 347.88	$ 324.76	$ 299.07	$ 329.13	$ 312.89	$ 290.27	$ 323.78	$ 313.67

Historical Comparable Hotel Revenues [1][2]

	2025 Comparable Hotel Set [3]							
	Three Months Ended							Year Ended
	March 31, 2025	June 30, 2025	September 30, 2025	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
Total revenues	$ 1,594	$ 1,586	$ 1,331	$ 1,471	$ 1,466	$ 1,319	$ 1,428	$ 5,684
Add: Revenues from asset acquisitions	—	—	—	73	63	18	—	154
Less: Revenues from asset disposition	(23)	(25)	(9)	(21)	(27)	(24)	(23)	(95)
Less: Revenues from non-comparable hotels	(10)	(27)	(29)	(32)	(30)	(31)	(13)	(106)
Comparable hotel revenues	$ 1,561	$ 1,534	$ 1,293	$ 1,491	$ 1,472	$ 1,282	$ 1,392	$ 5,637

© Host Hotels & Resorts, Inc.

16

Historical Comparable Hotel Results with 2025 Comparable Hotel Set (cont.)

(unaudited, in millions, except hotel statistics)

Historical Comparable Hotel EBITDA [(1)(2)]

	2025 Comparable Hotel Set [(3)]							
	Three Months Ended							Year Ended
	March 31, 2025	June 30, 2025	September 30, 2025	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
Net income	$ 251	$ 225	$ 163	$ 272	$ 242	$ 84	$ 109	$ 707
Depreciation and amortization	196	195	196	180	188	197	197	762
Interest expense	57	58	60	47	50	59	59	215
Provision (benefit) for income taxes	(1)	27	9	(2)	16	6	(6)	14
Gain on sale of property and corporate level income/expense	9	(8)	(104)	(20)	(13)	(18)	43	(8)
Property transaction adjustments	(5)	(8)	—	14	10	(3)	(6)	15
Non-comparable hotel results, net	(8)	(14)	(15)	(20)	(19)	(12)	(1)	(52)
Comparable hotel EBITDA	$ 499	$ 475	$ 309	$ 471	$ 474	$ 313	$ 395	$ 1,653

(1) Comparable hotel results represent adjustments for the following items: (i) to remove the results of operations of our hotels sold or held-for-sale as of September 30, 2025, which operations are included in our condensed consolidated statements of operations as continuing operations, (ii) to include the results for periods prior to our ownership for hotels acquired as of September 30, 2025 and (iii) to remove the results of our non-comparable hotels.

(2) Comparable hotel revenues and comparable hotel EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange commission. See the Notes to Supplemental Financial Information for discussion of these non-GAAP measures.

(3) Comparable hotel results include 76 hotels (of our 79 hotels owned at September 30, 2025) based on our forecast comparable hotel set as of December 31, 2025. No assurances can be made as to the hotels that will be in the comparable hotel set for 2025. The following properties that we own and that are not classified as held-for-sale, are expected to be non-comparable for full year 2025:

- Alila Ventana Big Sur (business disruption due to the collapse of a portion of Highway 1, causing closure of the hotel beginning in March 2024, reopened in May 2024); and
- The Don CeSar (business disruption due to Hurricane Helene resulting in closure of the hotel beginning at the end of September 2024, reopened in March 2025);.

Additionally, revenues and costs related to the development and sale of condominium units on a development parcel adjacent to Four Seasons Resort Orlando at Walt Disney World® Resort are excluded from our comparable hotel results.

© Host Hotels & Resorts, Inc.

17

Comparable Hotel Results 2025 Forecast and Full Year 2024

(unaudited, in millions, except hotel statistics)

	2025 Comparable Hotel Set	
	2025 Forecast(1)	2024
Number of hotels	76	76
Number of rooms	41,837	41,837
Comparable hotel Total RevPAR	$ 380.03	$ 367.53
Comparable hotel RevPAR	$ 227.49	$ 220.84
Operating profit margin(5)	13.9%	15.4%
Comparable hotel EBITDA margin(5)	28.8%	29.3%
Food and beverage profit margin(5)	32.0%	33.7%
Comparable hotel food and beverage profit margin(5)	32.4%	33.5%
Net income	$ 780	$ 707
Depreciation and amortization	784	762
Interest expense	237	215
Provision for income taxes	40	14
Gain on sale of property and corporate level income/expense	(94)	(8)
Property transaction adjustments(2)	(14)	15
Non-comparable hotel results, net(3)	(44)	(52)
Condominium sales (4)	(16)	—
Comparable hotel EBITDA	$ 1,673	$ 1,653

(1) The Forecasts are based on the below assumptions:

- Comparable hotel RevPAR will increase 3.0% compared to 2024 for the full year forecast. This forecast assumes a moderate recovery at our Maui properties, however the timing of Maui's full recovery remains uncertain.
- Comparable hotel EBITDA margins will decrease approximately 50 basis points compared to 2024 for the full year forecast comparable hotel RevPAR.
- We expect to spend approximately $605 million to $640 million on capital expenditures.
- Assumes the disposition of The. St. Regis Houston in the fourth quarter, however there can be no assurances that we will complete the transaction. Assumes no acquisitions.
- Assumes an approximate $16 million contribution to net income and Adjusted EBITDA*re* from the sale of condominium units.
- Assumes no additional gain from insurance settlements related to the hurricane claim as timing remains uncertain.

(2) Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of September 30, 2025, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of September 30, 2025.

(3) Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels, which operations are included in our consolidated statements of operations as continuing operations, and (ii) gains on business interruption proceeds covering lost revenues while the property was considered non-comparable. The following properties that we own and that are not classified as held-for-sale, are expected to be non-comparable for full year 2025:

- Alila Ventana Big Sur (business disruption due to the collapse of a portion of Highway 1, causing closure of the hotel beginning in March 2024, reopened in May 2024); and
- The Don CeSar (business disruption due to Hurricane Helene resulting in closure of the hotel beginning at the end of September 2024, reopened in March 2025).

(4) Includes revenues and costs, including marketing expenses of approximately $2 million, related to the development and sale of condominium units at the Four Seasons Resort Orlando at Walt Disney World® Resort.

(5) Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP profit margins are calculated using amounts presented in the unaudited condensed consolidated statements of operations. Comparable hotel margins are calculated using amounts presented in the following tables, which include reconciliations to the applicable GAAP results:

© Host Hotels & Resorts, Inc. 18

Comparable Hotel Results 2025 Forecast and Full Year 2024 (cont.)

(unaudited, in millions)

	Forecast Year ended December 31, 2025					
		Adjustments				
	GAAP Results	Property Transaction Adjustment	Non-comparable hotel results, net	Condominium sales	Depreciation and corporate level items	Comparable hotel Results
Revenues						
Room	$ 3,578	$ (42)	$ (56)	$ —	$ —	$ 3,480
Food and beverage	1,790	(12)	(26)	—	—	1,752
Other	692	(4)	(12)	(94)	—	582
Total revenues	6,060	(58)	(94)	(94)	—	5,814
Expenses						
Room	903	(9)	(12)	—	—	882
Food and beverage	1,217	(10)	(22)	—	—	1,185
Other	2,217	(25)	(40)	(78)	—	2,074
Depreciation and amortization	784	—	—	—	(784)	—
Corporate and other expenses	122	—	—	—	(122)	—
Net gain on insurance settlements	(24)	—	24	—	—	—
Total expenses	5,219	(44)	(50)	(78)	(906)	4,141
Operating Profit - Comparable hotel EBITDA	$ 841	$ (14)	$ (44)	$ (16)	$ 906	$ 1,673

	Year ended December 31, 2024				
		Adjustments			
	GAAP Results	Property transaction adjustments	Non-comparable hotel results, net	Depreciation and corporate level items	Comparable hotel Results
Revenues					
Room	$ 3,426	$ 22	$ (61)	$ —	$ 3,387
Food and beverage	1,716	19	(32)	—	1,703
Other	542	18	(13)	—	547
Total revenues	5,684	59	(106)	—	5,637
Expenses					
Room	849	8	(12)	—	845
Food and beverage	1,137	17	(22)	—	1,132
Other	2,048	19	(39)	—	2,028
Depreciation and amortization	762	—	—	(762)	—
Corporate and other expenses	123	—	—	(123)	—
Net gain on insurance settlements	(110)	—	19	70	(21)
Total expenses	4,809	44	(54)	(815)	3,984
Operating Profit - Comparable hotel EBITDA	$ 875	$ 15	$ (52)	$ 815	$ 1,653

Forecast non-comparable hotel results, net includes the results of Alila Ventana Big Sur and The Don CeSar. The following table reconciles net income to Hotel EBITDA based on the expected 2025 results of the properties excluding business interruption proceeds (in millions); any changes to net income would be equal to the change in Hotel EBITDA:

Hotel	Net Income (loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Equals: Hotel EBITDA
Alila Ventana Big Sur	$ 7	$ 7	$ —	$ —	$ 14
The Don CeSar	$ (8)	$ 14	$ —	$ —	$ 6

© Host Hotels & Resorts, Inc.

19

Ground Lease Summary as of September 30, 2025

		As of September 30, 2025				
		No. of rooms	Lessor Institution Type	Minimum rent	Current expiration	Expiration after all potential options [1]
1	Boston Marriott Copley Place	1,145	Public	N/A [2]	12/31/2123	12/31/2123
2	Coronado Island Marriott Resort & Spa	300	Public	1,565,770	10/31/2062	10/31/2078
3	Denver Marriott West	305	Private	160,000	12/28/2028	12/28/2058
4	Houston Airport Marriott at George Bush Intercontinental	573	Public	1,560,000	10/31/2053	10/31/2053
5	Houston Marriott Medical Center/Museum District	398	Non-Profit	160,000	12/28/2029	12/28/2059
6	Manchester Grand Hyatt San Diego	1,628	Public	6,600,000	5/31/2067	5/31/2083
7	Marina del Rey Marriott	370	Public	2,082,082	3/31/2043	3/31/2043
8	Marriott Downtown at CF Toronto Eaton Centre	461	Non-Profit	359,350	9/20/2082	9/20/2082
9	Marriott Marquis San Diego Marina	1,366	Public	7,650,541	11/30/2061	11/30/2083
10	Newark Liberty International Airport Marriott	591	Public	2,676,119	12/31/2055	12/31/2055
11	Philadelphia Airport Marriott	419	Public	1,504,633	6/29/2045	6/29/2045
12	San Antonio Marriott Rivercenter	1,000	Private	700,000	12/31/2033	12/31/2063
13	San Francisco Marriott Marquis	1,500	Public	1,500,000	8/25/2046	8/25/2076
14	Santa Clara Marriott	766	Private	100,025	11/30/2028	11/30/2058
15	Tampa Airport Marriott	298	Public	1,545,291	12/31/2043	12/31/2043
16	The Ritz-Carlton, Marina del Rey	304	Public	2,078,916	7/29/2067	7/29/2067
17	The Ritz-Carlton, Tysons Corner	398	Private	1,043,459	6/30/2112	6/30/2112
18	The Westin South Coast Plaza, Costa Mesa [3]	393	Private	625,000	9/30/2059	9/30/2059
	Weighted average remaining lease term (assuming all extension options)		48 years			
	Percentage of leases (based on room count) with Public/Private/Non-Profit lessors		70% / 23% / 7%			

(1) Exercise of Host's option to extend is subject to certain conditions, including the existence of no defaults and subject to any applicable rent escalation or rent re-negotiation provisions.

(2) The lease was amended in 2024 resulting in extension of the term and an upfront payment for the extension. No further rental payments are required for the remainder of the lease term.

(3) In June 2025, the ground lease for The Westin South Coast Plaza, Costa Mesa was amended. Effective October 1, 2025, the revised minimum annual rent is $625,000.

© Host Hotels & Resorts, Inc.

20

OVERVIEW PROPERTY LEVEL DATA AND CORPORATE MEASURES CAPITALIZATION FINANCIAL COVENANTS NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION SAN FRANCISCO MARRIOTT MARQUIS

Comparative Capitalization

(in millions, except security pricing and per share amounts)

Shares/Units	As of September 30, 2025	As of June 30, 2025	As of March 31, 2025	As of December 31, 2024	As of September 30, 2024
Common shares outstanding	687.7	687.5	693.7	699.1	699.0
Common shares outstanding assuming conversion of OP Units (1)	696.4	696.4	703.0	708.5	708.4
Preferred OP Units outstanding	0.01	0.01	0.01	0.01	0.01
Security pricing					
Common stock at end of quarter (2)	$ 17.02	$ 15.36	$ 14.21	$ 17.52	$ 17.60
High during quarter	17.68	16.07	17.45	19.07	18.86
Low during quarter	15.27	12.70	14.21	17.24	15.92
Capitalization					
Market value of common equity (3)	$ 11,853	$ 10,697	$ 9,990	$ 12,413	$ 12,468
Consolidated debt	5,079	5,077	5,085	5,083	5,081
Less: Cash	(539)	(490)	(428)	(554)	(564)
Consolidated total capitalization	16,393	15,284	14,647	16,942	16,985
Plus: Share of debt in unconsolidated investments	312	284	282	240	233
Pro rata total capitalization	$ 16,705	$ 15,568	14,929	17,182	17,218

	Quarter ended September 30, 2025	Quarter ended June 30, 2025	Quarter ended March 31, 2025	Quarter ended December 31, 2024	Quarter ended September 30, 2024
Dividends declared per common share	$ 0.20	$ 0.20	$ 0.20	$ 0.30	$ 0.20

(1) Each OP Unit is redeemable for cash or, at our option, for 1.021494 common shares of Host Inc. At September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, there were 8.6 million, 8.7 million, 9.2 million, 9.2 million, and 9.3 million in common OP Units, respectively, held by non-controlling interests.

(2) Share prices are the closing price as reported by the NASDAQ.

(3) Market value of common equity is calculated as the number of common shares outstanding including assumption of conversion of OP units multiplied the closing share price on that day.

© Host Hotels & Resorts, Inc.

22

(1) There are no outstanding credit facility revolver borrowings at September 30, 2025 and 2024. Amount shown represents deferred financing costs related to the credit facility revolver. (2) In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of September 30, 2025, our share of debt in unconsolidated investments is $312 million and none of our debt is attributable to non-controlling interests. (3) Total debt as of September 30, 2025 and December 31, 2024, includes net discounts and deferred financing costs of $66 million and $63 million, respectively. Consolidated Debt Summary (in millions) © Host Hotels & Resorts, Inc. 23 Debt Senior debt Rate Maturity date September 30, 2025 December 31, 2024 Series E 4% 6/2025 $ — $ 500 Series F 4 ½% 2/2026 400 399 Series H 3 ⅜% 12/2029 645 644 Series I 3 ½% 9/2030 741 740 Series J 2.9% 12/2031 443 442 Series K 5.7% 7/2034 585 585 Series L 5.5% 4/2035 684 683 Series M 5.7% 6/2032 490 — 2027 Credit facility term loan 5.1% 1/2027 500 499 2028 Credit facility term loan 5.1% 1/2028 499 499 Credit facility revolver(1) —% 1/2027 (4) (6) 4,983 4,985 Mortgage and other debt Mortgage and other debt 4.67% 11/2027 96 98 Total debt(2)(3) $ 5,079 $ 5,083 Percentage of fixed rate debt 80% 80% Weighted average interest rate 4.9% 4.7% Weighted average debt maturity 5.2 years 5.2 years Credit Facility Total capacity $ 1,500 Available capacity 1,500 Consolidated assets encumbered by mortgage debt 1

(1) The first term loan that is due in 2027 has an extension option that would extend maturity of the instrument to 2028, subject to meeting certain conditions, including payment of a fee. The second term loan tranche that is due in 2028 does not have an extension option. (2) Mortgage and other debt excludes principal amortization of $2 million each year from 2025-2027 for the mortgage loan that matures in 2027. Consolidated Debt Maturity as of September 30, 2025 (in millions) © Host Hotels & Resorts, Inc. 24 D eb t B al an ce (i n M ill io ns ) 400 650 750 450 500 600 700 500 500 90 Senior Notes Term Loan (1) Mortgage and Other Debt (2) 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 $0 $250 $500 $750 $1,000

Property Transactions

The following table reconciles net income to Hotel EBITDA and Hotel Net Operating Income for the Washington Marriott at Metro Center (in millions, except for room count and multiples):

	No. of Rooms	Price	Hotel Net Income[4]	Plus: Depreciation	Equals: Hotel EBITDA	Renewal & Replacement funding	Hotel Net Operating Income	Net income Cap Rate[7]	Cap Rate[5]	Net income multiple[7]	EBITDA multiple[6]
Washington Marriott at Metro Center	459	$ 177	$ 9.7	$ 4.2	$ 13.9	$ (2.4)	$ 11.5	5.5 %	6.5 %	18.2x	12.7x

The following table presents net income and Hotel EBITDA multiples and Cap rates for the 2018-2025 acquisitions and dispositions (in millions, except for room count and multiples):

	No. of Rooms	Price	Net income Cap Rate[7]	Cap Rate[5]	Net income multiple[7]	EBITDA multiple[6]
2018-2025 Dispositions[1]	19,960	$ 5,240	3.4 %	5.0 %	29x	17.1x
2018-2025 Acquisitions[2][3]	5,273	$ 4,909	4.3 %	6.4 %	23x	13.6x

The following table reconciles net income to Hotel EBITDA and Hotel Net Operating Income for the 2018-2025 acquisitions and dispositions (in millions):

	Hotel Net Income[4]	Plus: Depreciation	Plus: Interest expense	Plus: Income Tax	Equals: Hotel EBITDA	Renewal & Replacement funding	Hotel Net Operating Income
2018-2025 Dispositions[1]	$ 178.4	$ 176.4	$ 10.4	$ 2.3	$ 367.5	$ (70.7)	$ 296.8
2018-2025 Acquisitions[2][3]	$ 211.4	$ 145.3	$ 4.7	$ —	$ 361.4	$ (44.2)	$ 317.2

(1) 2018-2025 dispositions include the sale of 32 properties since January 1, 2018, through November 5, 2025, as well as the sale of the European Joint Venture and the New York Marriott Marquis retail, theater and signage commercial condominium units. European Joint Venture balances included in this total represent our approximate 33% previous ownership interest, except for the number of rooms of 4,335, which represents the total room count of the European Joint Venture properties. Disposition multiples are calculated as the ratio between the sales price (plus estimated avoided capital expenditures over the five years following the disposition dates) and EBITDA on a TTM basis from the disposition date, except for 2020 – 2022 dispositions which use 2019 full year results as the TTM are not representative of normalized operations.

(2) 2018-2025 acquisitions include 16 properties and two Ka'anapali golf courses since January 1, 2018 through November 5, 2025. Acquisition multiples are based on forecast operations in the year of acquisition or, for hotels acquired in 2021, 2019 operations, with the following exceptions: Baker's Cay Resort Key Largo (2021 acquisition), based on 2021 forecast operations at acquisition, as the property was under renovation and closed for part of 2019; The Laura Hotel (2021 acquisition), based on estimated normalized results at acquisition that assume results are in-line with the 2019 results of comparable Houston properties, as the property was re-opened with a new manager and brand when acquired in 2021; Alila Ventana Big Sur (2021 acquisition), based on 2021 forecast operations at acquisition as the property was under renovation for part of 2019; The Alida, Savannah (2021 acquisition), which adjusts 2019 results for construction disruption to the surrounding Plant Riverside District and for initial ramp-up of hotel operations. The other seven properties and Ka'anapali golf courses use full year 2019 results. Due to the impact of COVID-19, actual results in 2020 and 2021 are not reflective of normal operations of the hotels. Any forecast incremental increases to net income compared to net income at underwriting would be equal to the incremental increases in Hotel EBITDA. Some operating results are based on actual results from the manager for periods prior to our ownership. Since the operations include periods prior to our ownership, the results may not necessarily correspond to our actual results.

(3) The purchase price used to calculate the acquisition multiples is net of $50 million for the 49-acre land parcel entitled for development and net of key money, both related to The Ritz-Carlton O'ahu, Turtle Bay acquisition.

(4) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the benefit (provision) for income taxes.

(5) The cap rate is calculated as the ratio between net operating income (NOI) and the sales price (plus avoided capital expenditures in excess of escrow funding for dispositions). Avoided capital expenditures for 2018-2025 sales represents $708 million of estimated capital expenditure spend requirements for the properties in excess of escrow funding over the next 5 years. There was no avoided capital expenditures included in the calculation for Washington Marriott at Metro Center.

(6) The EBITDA multiple is calculated as the ratio between the sales price (plus avoided capital expenditures including escrow funding for dispositions) and Hotel EBITDA. Avoided capital expenditures for 2018-2025 sales represents $1,030 million of estimated capital expenditure spend requirements for the properties including escrow funding over the next five years. There was no avoided capital expenditures included in the calculation for Washington Marriott at Metro Center.

(7) Net income cap rate is calculated as the ratio between net income and the sales price. Net income multiple is calculated as the ratio between the sales price and Hotel net income. The reconciliations from net income to Hotel EBITDA and NOI appear above.

© Host Hotels & Resorts, Inc.

25

OVERVIEW PROPERTY LEVEL DATA AND CORPORATE MEASURES CAPITALIZATION FINANCIAL COVENANTS NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION 1 HOTEL SOUTH BEACH

On January 4, 2023, we amended our Credit Facility agreement. The covenant requirements are consistent with previous amendment covenant levels: Covenant ratios are calculated using Host’s credit facility and senior notes definitions. See the subsequent pages for a reconciliation of the equivalent GAAP measure. The GAAP ratio is not relevant for the purpose of the financial covenants. The following tables present the financial performance tests for our credit facility and senior notes as of: (1) If the leverage ratio is greater than 7.0x, then the unsecured interest coverage ratio minimum will decrease to 1.50x. (2) The GAAP ratio is based on net income, while the covenant ratio is based on EBITDA. See subsequent pages for a reconciliation of net income to EBITDA. Financial Covenants: Credit Facility and Senior Notes Financial Performance Tests (unaudited, in millions, except ratios) © Host Hotels & Resorts, Inc. 27 Leverage Ratio Maximum 7.25x Fixed Charge Coverage Ratio Minimum 1.25x Unsecured Interest Coverage Ratio Minimum 1.75x (1) September 30, 2025 Credit Facility Financial Performance Tests Permitted GAAP Ratio Covenant Ratio Leverage Ratio Maximum 7.25x 6.8x 2.8x Unsecured Interest Coverage Ratio Minimum 1.75x(1) 3.2x 6.9x Consolidated Fixed Charge Coverage Ratio Minimum 1.25x 3.2x 5.3x September 30, 2025 Bond Compliance Financial Performance Tests Permitted GAAP Ratio Covenant Ratio Indebtedness Test Maximum 65% 39% 22% Secured Indebtedness Test Maximum 40% <1% <1% EBITDA-to-interest Coverage ratio (2) Minimum 1.5x 3.2x 6.8x Ratio of Unencumbered Assets to Unsecured Indebtedness Minimum 150% 257% 446%

The following tables present the calculation of our leverage ratio using GAAP measures and as used in the financial covenants of the credit facility. (1) The following presents the reconciliation of debt to net debt per our credit facility definition: (2) The following presents the reconciliation of net income to EBITDA, EBITDAre, Adjusted EBITDAre, and Adjusted EBITDA per our credit facility definition in determining leverage ratio: (3) Effective January 1, 2025, we exclude the expense recorded for non-cash stock-based compensation, as it represents a non-cash transaction and the add back is consistent with the calculation of Adjusted EBITDA for our financial covenant ratios. Prior year results have been updated to conform with the current year presentation. Financial Covenants: Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio (unaudited, in millions, except ratios) © Host Hotels & Resorts, Inc. 28 GAAP Leverage Ratio Trailing Twelve Months September 30, 2025 Debt $ 5,079 Net income 748 GAAP Leverage Ratio 6.8x Leverage Ratio per Credit Facility Trailing Twelve Months September 30, 2025 Net debt (1) $ 4,642 Adjusted Credit Facility EBITDA (2) 1,677 Leverage Ratio 2.8x September 30, 2025 Debt $ 5,079 Less: Unrestricted cash over $100 million (437) Net debt per credit facility definition $ 4,642 Trailing Twelve Months September 30, 2025 Net income $ 748 Interest expense 234 Depreciation and amortization 784 Income taxes 29 EBITDA 1,795 Gain on dispositions (143) Equity in earnings of affiliates (11) Pro rata EBITDAre of equity investments 39 EBITDAre 1,680 Gain on property insurance settlement 6 Non-cash stock-based compensation expense⁽³⁾ 23 Adjusted EBITDAre 1,709 Pro forma EBITDA - Dispositions (12) Other non-cash items 1 Non-cash partnership adjustments (21) Adjusted Credit Facility EBITDA $ 1,677

The following tables present the calculation of our unsecured interest coverage ratio using GAAP measures and as used in the financial covenants of the credit facility: ` (1) The following reconciles Adjusted Credit Facility EBITDA to Unencumbered Consolidated EBITDA per our credit facility definition. See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for calculation and reconciliation of net income to Adjusted Credit Facility EBITDA: (2) The following reconciles GAAP interest expense to unsecured interest expense per our credit facility definition: Financial Covenants: Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio (unaudited, in millions, except ratios) © Host Hotels & Resorts, Inc. 29 GAAP Interest Coverage Ratio Trailing Twelve Months September 30, 2025 Net income $ 748 Interest expense 234 GAAP Interest Coverage Ratio 3.2x Unsecured Interest Coverage per Credit Facility Ratio Trailing Twelve Months September 30, 2025 Unencumbered consolidated EBITDA per credit facility definition (1) $ 1,667 Adjusted Credit Facility unsecured interest expense (2) 243 Unsecured Interest Coverage Ratio 6.9x Trailing Twelve Months September 30, 2025 Adjusted Credit Facility EBITDA $ 1,677 Less: Encumbered EBITDA (9) Corporate overhead allocated to encumbered assets (1) Unencumbered Consolidated EBITDA per credit facility definition $ 1,667 Trailing Twelve Months September 30, 2025 GAAP Interest expense $ 234 Interest on secured debt (4) Deferred financing cost amortization (7) Capitalized interest 15 Pro forma interest adjustments 5 Adjusted Credit Facility Unsecured Interest Expense $ 243

The following tables present the calculation of our GAAP Interest coverage ratio and our fixed charge coverage ratio as used in the financial covenants of the credit facility: (1) The following reconciles Adjusted Credit Facility EBITDA to Credit Facility Fixed Charge Coverage Ratio EBITDA. See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for calculation and reconciliation of Adjusted Credit Facility EBITDA: (2) The following table calculates the fixed charges per our credit facility definition. See Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio for reconciliation of GAAP interest expense to adjusted unsecured interest expense per our credit facility definition: Financial Covenants: Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio (unaudited, in millions, except ratios) © Host Hotels & Resorts, Inc. 30 GAAP Fixed Charge Coverage Ratio Trailing Twelve Months September 30, 2025 Net income $ 748 Interest expense 234 GAAP Fixed Charge Coverage Ratio 3.2x Credit Facility Fixed Charge Coverage Ratio Trailing Twelve Months September 30, 2025 Credit Facility Fixed Charge Coverage Ratio EBITDA (1) $ 1,382 Fixed charges (2) 263 Credit Facility Fixed Charge Coverage Ratio 5.3x Trailing Twelve Months September 30, 2025 Adjusted Credit Facility EBITDA $ 1,677 Less: 5% of hotel property gross revenue (294) Less: 3% of revenues from other real estate (1) Credit Facility Fixed Charge Coverage Ratio EBITDA $ 1,382 Trailing Twelve Months September 30, 2025 Adjusted Credit Facility Unsecured Interest Expense $ 243 Interest on secured debt 4 Adjusted Credit Facility Interest Expense 247 Scheduled principal payments 2 Cash taxes on ordinary income 14 Fixed Charges $ 263

The following tables present the calculation of our total indebtedness to total assets using GAAP measures and as used in the financial covenants of our senior notes indenture: (1) The following reconciles our GAAP total indebtedness to our total indebtedness per our senior notes indenture: (2) The following presents the reconciliation of total assets to adjusted total assets per the financial covenants of our senior notes indenture definition: Financial Covenants: Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test (unaudited, in millions, except ratios) © Host Hotels & Resorts, Inc. 31 GAAP Total Indebtedness to Total Assets September 30, 2025 Debt $ 5,079 Total assets 13,040 GAAP Total Indebtedness to Total Assets 39% Total Indebtedness to Total Assets per Senior Notes Indenture September 30, 2025 Adjusted indebtedness (1) $ 5,108 Adjusted total assets (2) 22,871 Total Indebtedness to Total Assets 22% September 30, 2025 Debt $ 5,079 Add: Deferred financing costs 30 Less: Mark-to-market on assumed mortgage (1) Adjusted Indebtedness per Senior Notes Indenture $ 5,108 September 30, 2025 Total assets $ 13,040 Add: Accumulated depreciation 10,376 Add: Prior impairment of assets held 11 Add: Inventory impairment at unconsolidated investment 11 Less: Intangibles (6) Less: Right-of-use assets (561) Adjusted Total Assets per Senior Notes Indenture $ 22,871

The following table presents the calculation of our secured indebtedness using GAAP measures and as used in the financial covenants of our senior notes indenture: (1) The following presents the reconciliation of mortgage debt to secured indebtedness per the financial covenants of our senior notes indenture definition: (2) See Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test for reconciliation of GAAP Total Assets to Adjusted Total Assets per our senior notes indenture. Financial Covenants: Reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test (unaudited, in millions, except ratios) © Host Hotels & Resorts, Inc. 32 GAAP Secured Indebtedness September 30, 2025 Mortgage and other secured debt $ 96 Total assets 13,040 GAAP Secured Indebtedness to Total Assets <1% Secured Indebtedness per Senior Notes Indenture September 30, 2025 Secured indebtedness (1) $ 95 Adjusted total assets (2) 22,871 Secured Indebtedness to Total Assets <1% September 30, 2025 Mortgage and other secured debt $ 96 Less: Mark-to-market on assumed mortgage (1) Secured Indebtedness $ 95

The following tables present the calculation of our interest coverage ratio using our GAAP measures and as used in the financial covenants of the senior notes indenture: (1) See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for the calculation of Adjusted Credit Facility EBITDA and reconciliation to net income. (2) See Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio for the calculation of Adjusted Credit Facility interest expense and reconciliation to GAAP interest expense. Financial Covenants: Reconciliation of GAAP Interest Coverage Ratio to Senior Notes Indenture EBITDA-to-Interest Coverage Ratio (unaudited, in millions, except ratios) © Host Hotels & Resorts, Inc. 33 GAAP Interest Coverage Ratio Trailing Twelve Months September 30, 2025 Net income $ 748 Interest expense 234 GAAP Interest Coverage Ratio 3.2x EBITDA to Interest Coverage Ratio Trailing Twelve Months September 30, 2025 Adjusted Credit Facility EBITDA (1) $ 1,677 Non-controlling interest adjustment 2 Adjusted Senior Notes EBITDA 1,679 Adjusted Credit Facility and Senior Notes Interest Expense (2) $ 247 EBITDA to Interest Coverage Ratio 6.8x

The following tables present the calculation of our total assets to total debt using GAAP measures and unencumbered assets to unsecured debt as used in the financial covenants of our senior notes indenture: (1) The following presents the reconciliation of adjusted total assets to unencumbered assets per the financial covenants of our senior notes indenture definition: (a) See reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test for reconciliation of GAAP Total Assets to Adjusted Total Assets per our senior notes indenture. (2) The following presents the reconciliation of total debt to unsecured debt per the financial covenants of our senior notes indenture definition: (b) See reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test for reconciliation of GAAP Total Debt to Adjusted Indebtedness per our senior notes indenture. (c) See reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test for the reconciliation of mortgage and other secured debt to senior notes secured indebtedness. Financial Covenants: Reconciliation of GAAP Assets to Indebtedness Test to Senior Notes Unencumbered Assets to Unsecured Indebtedness Test (unaudited, in millions, except ratios) © Host Hotels & Resorts, Inc. 34 GAAP Assets / Debt September 30, 2025 Total assets $ 13,040 Total debt 5,079 GAAP Total Assets / Total Debt 257% Unencumbered Assets / Unsecured Debt per Senior Notes Indenture September 30, 2025 Unencumbered Assets (1) $ 22,386 Unsecured Debt (2) 5,013 Unencumbered Assets / Unsecured Debt 446% September 30, 2025 Adjusted total assets (a) $ 22,871 Less: Partnership adjustments (217) Less: Inventory impairment at unconsolidated investment (11) Less: Encumbered Assets (257) Unencumbered Assets $ 22,386 September 30, 2025 Adjusted indebtedness (b) $ 5,108 Less: Secured indebtedness (c) (95) Unsecured Debt $ 5,013

OVERVIEW PROPERTY LEVEL DATA AND CORPORATE MEASURES CAPITALIZATION FINANCIAL COVENANTS NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION GRAND HYATT WASHINGTON

FORECASTS Our forecast of net income, earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, EBITDAre, Adjusted EBITDAre and comparable hotel results are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR, earnings and profitability; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. COMPARABLE HOTEL OPERATING STATISTICS AND RESULTS To facilitate a year-to-year comparison of our operations, we present certain operating statistics (i.e., Total RevPAR, RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in our reports on a comparable hotel basis in order to enable our investors to better evaluate our operating performance. We define our comparable hotels as those that: (i) are owned or leased by us as of the reporting date and are not classified as held-for-sale; and (ii) have not sustained substantial property damage or business interruption, or undergone large- scale capital projects, in each case requiring closures lasting one month or longer (as further defined below), during the reporting periods being compared. We make adjustments to include recent acquisitions to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. Additionally, operating results of hotels that we sell are excluded from the comparable hotel set once the transaction has closed or the hotel is classified as held-for-sale. The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large- scale capital project would cause a hotel to be excluded from our comparable hotel set if it requires the entire property to be closed to hotel guests for one month or longer. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption if it requires the property to be closed to hotel guests for one month or longer. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after the hotel has reopened. Often, related to events that cause property damage and the closure of a hotel, we will collect business interruption insurance proceeds for the near-term loss of business. These proceeds are included in net gain on insurance settlements on our condensed consolidated statements of operations. Business interruption insurance gains covering lost revenues while the property was considered non-comparable also will be excluded from the comparable hotel results. NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION © Host Hotels & Resorts, Inc. 36

COMPARABLE HOTEL OPERATING STATISTICS AND RESULTS (continued) Of the 79 hotels that we owned as of September 30, 2025, 76 have been classified as comparable hotels. The operating results of the following properties that we owned, and that were not classified as held-for-sale, as of September 30, 2025 are excluded from comparable hotel results for these periods: • The Don CeSar (business disruption due to Hurricane Helene resulting in closure of the hotel beginning at the end of September 2024, reopened in March 2025); • Alila Ventana Big Sur (business disruption due to the collapse of a portion of Highway 1, causing closure of the hotel beginning in March 2024, reopened in May 2024); and • Operations related to the development and sale of condominium units on a development parcel adjacent to Four Seasons Resort Orlando at Walt Disney World® Resort. At September 30, 2025, The St. Regis Houston is classified as held-for-sale. Therefore, the results of this hotel are excluded from comparable hotel operating statistics and results. NON-GAAP FINANCIAL MEASURES Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, both at the hotel level and company-wide, (iii) EBITDAre and Adjusted EBITDAre, (iv) net operating income (NOI), (v) Comparable Hotel Operating Statistics and Results, (vi) measures derived from EBITDA and NOI such as EBITDA multiples and capitalization rates, (vii) Credit Facility Financial Performance Tests, and (viii) Senior Notes Financial Performance Tests. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance. NAREIT FFO AND NAREIT FFO PER DILUTED SHARE We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. As noted in NAREIT’s Funds From Operations White Paper – 2018 Restatement, NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding depreciation and amortization related to certain real estate assets, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment expense of certain real estate assets and investments and adjustments for consolidated partially owned entities and unconsolidated affiliates. Adjustments for consolidated partially owned entities and unconsolidated affiliates are calculated to reflect our pro rata share of the FFO of those entities on the same basis. NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION © Host Hotels & Resorts, Inc. 37

NON-GAAP FINANCIAL MEASURES (continued) We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of diluted earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairment expense and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its Funds From Operations White Paper – 2018 Restatement, the primary purpose for including FFO as a supplemental measure of operating performance of a REIT is to address the artificial nature of historical cost depreciation and amortization of real estate and real estate-related assets mandated by GAAP. For these reasons, NAREIT adopted the FFO metric in order to promote a uniform industry-wide measure of REIT operating performance. ADJUSTED FFO PER DILUTED SHARE We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of diluted earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share: • Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs from the original issuance of the debt being redeemed or retired and incremental interest expense incurred during the refinancing period. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs. • Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company. • Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider to be outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance. • Severance Expense – In certain circumstances, we will add back hotel-level severance expenses when we do not believe that such expenses are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include, but are not limited to, (i) costs incurred as part of a broad- based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad- based and significant reconfiguration of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business. NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION © Host Hotels & Resorts, Inc. 38

NON-GAAP FINANCIAL MEASURES (continued) • Effective January 1, 2025, we exclude the expense recorded for non-cash stock-based compensation, as it represents a non-cash transaction and the add back is consistent with the calculation of Adjusted EBITDA for our financial covenant ratios under our credit facility and senior notes indentures and consistent with the presentation of Adjusted FFO per diluted share for the majority of other lodging REIT filers. In unusual circumstances, we also may adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in 2017, as a result of the reduction of the U.S. federal corporate income tax rate from 35% to 21% by the Tax Cuts and Jobs Act, we remeasured our domestic deferred tax assets as of December 31, 2017 and recorded a one-time adjustment to reduce our deferred tax assets and to increase the provision for income taxes by approximately $11 million. We do not consider this adjustment to be reflective of our ongoing operating performance and, therefore, we excluded this item from Adjusted FFO. EBITDA AND NOI AND ASSOCIATED METRICS Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners that are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, it is widely used by management in the annual budget process and for our compensation programs. Management also uses EBITDA when calculating EBITDA multiples to evaluate acquisitions and dispositions. EBITDA multiples are calculated as the sales price divided by hotel EBITDA. Management believes using EBITDA multiples allow for a consistent valuation method in comparing the purchase or sale value of properties. For a specific hotel, NOI is calculated as the hotel or entity level EBITDA less an estimate for the annual contractual reserve requirements for renewal and replacement expenditures. Management uses NOI when calculating capitalization rates (“Cap Rates”) to evaluate acquisitions and dispositions. Cap rates are calculated as hotel NOI divided by sales price. As with EBITDA multiples, management believes using Cap Rates allows for a consistent valuation method in comparing the purchase or sale value of properties. EBITDAre AND ADJUSTED EBITDAre We present EBITDAre in accordance with NAREIT guidelines, as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate,” to provide an additional performance measure to facilitate the evaluation and comparison of the Company’s results with other REITs. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment expense for depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates. NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION © Host Hotels & Resorts, Inc. 39

NON-GAAP FINANCIAL MEASURES (continued) We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s understanding of our operating performance. Adjusted EBITDAre also is similar to the measure used to calculate certain credit ratios for our credit facility and senior notes. We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre: • Property Insurance Gains and Property Damage Losses – We exclude the effect of property insurance gains reflected in our condensed consolidated statements of operations because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets. In addition, property insurance gains could be less important to investors given that the depreciated asset book value written off in connection with the calculation of the property insurance gain often does not reflect the market value of real estate assets. Similarly, losses from property damage or remediation costs that are not covered through insurance are excluded. • Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company. • Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider to be outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance. • Severance Expense – In certain circumstances, we will add back hotel-level severance expenses when we do not believe that such expenses are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include, but are not limited to, (i) costs incurred as part of a broad-based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad-based and significant reconfiguration of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business. • Effective January 1, 2025, we exclude the expense recorded for non-cash stock-based compensation, as it represents a non-cash transaction and the add back is consistent with the calculation of Adjusted EBITDA for our financial covenant ratios under our credit facility and senior notes indentures and consistent with the presentation of Adjusted EBITDAre for the majority of other lodging REIT filers. In unusual circumstances, we also may adjust EBITDAre for gains or losses that management believes are not representative of the Company’s current operating performance. The last adjustment of this nature was a 2013 exclusion of a gain from an eminent domain claim. NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION © Host Hotels & Resorts, Inc. 40

NON-GAAP FINANCIAL MEASURES (continued) LIMITATIONS ON THE USE OF NAREIT FFO PER DILUTED SHARE, ADJUSTED FFO PER DILUTED SHARE, EBITDA, EBITDAre AND ADJUSTED EBITDAre We calculate EBITDAre and NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies that do not use the NAREIT definition of EBITDAre and FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although EBITDAre and FFO per diluted share are useful measures when comparing our results to other REITs, they may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share and Adjusted EBITDAre, which measures are not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs or by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures, with the exception of NOI), interest expense (for EBITDA, EBITDAre, Adjusted EBITDAre, and NOI purposes only), severance expense related to significant property-level reconfiguration and other items have been, and will be, made and are not reflected in the presentations for EBITDA (and measures derived from EBITDA such as NOI, Cap Rates and EBITDA multiples), EBITDAre, Adjusted EBITDAre, NAREIT FFO per diluted share and Adjusted FFO per diluted share. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations and consolidated statements of cash flows in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA, EBITDAre and Adjusted EBITDAre should not be considered as measures of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as measures of, amounts that accrue directly to stockholders’ benefit. Similarly, EBITDAre, Adjusted EBITDAre, NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of our equity investments, and NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of non-controlling partners in consolidated partnerships. Our equity investments consist of interests ranging from 11% to 67% in seven domestic partnerships that own a total of 56 properties and a vacation ownership development. Due to the voting rights of the outside owners, we do not control and, therefore, do not consolidate these entities. The non-controlling partners in consolidated partnerships primarily consist of the approximate 1% interest in Host LP held by unaffiliated limited partners and a 15% interest held by an unaffiliated limited partner in a partnership owning one hotel for which we do control the entity and, therefore, consolidate its operations. These pro rata results for NAREIT FFO and Adjusted FFO per diluted share, EBITDAre and Adjusted EBITDAre were calculated as set forth in the definitions above. Readers should be cautioned that the pro rata results presented in these measures for consolidated partnerships (for NAREIT FFO and Adjusted FFO per diluted share) and equity investments may not accurately depict the legal and economic implications of our investments in these entities. NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION © Host Hotels & Resorts, Inc. 41

NON-GAAP FINANCIAL MEASURES (continued) COMPARABLE HOTEL PROPERTY LEVEL OPERATING RESULTS We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA (and the related margins), on a comparable hotel, or "same store," basis as supplemental information for our investors. Our comparable hotel results present operating results for our hotels without giving effect to dispositions or properties that experienced closures due to renovations or property damage, as discussed in “Comparable Hotel Operating Statistics and Results” above. We present comparable hotel EBITDA to help us and our investors evaluate the ongoing operating performance of our comparable hotels after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization expense). Corporate-level costs and expenses also are removed to arrive at property-level results. We believe these property-level results provide investors with supplemental information about the ongoing operating performance of our comparable hotels. Comparable hotel results are presented both by location and for the Company’s properties in the aggregate. We eliminate from our comparable hotel level operating results severance costs related to broad- based and significant property-level reconfiguration that is not considered to be within the normal course of business, as we believe this elimination provides useful supplemental information that is beneficial to an investor’s understanding of our ongoing operating performance. We also eliminate depreciation and amortization expense because, even though depreciation and amortization expense are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values historically have risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient. Because of the elimination of corporate-level costs and expenses, gains or losses on disposition, certain severance expenses and depreciation and amortization expense, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our condensed consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance. We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors. While management believes that presentation of comparable hotel results is a supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of our hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results in the aggregate. For these reasons, we believe comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management. NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION © Host Hotels & Resorts, Inc. 42

NON-GAAP FINANCIAL MEASURES (continued) CREDIT FACILITY – LEVERAGE, UNSECURED INTEREST COVERAGE AND CONSOLIDATED FIXED CHARGE COVERAGE RATIOS Host’s credit facility contains certain financial covenants, including allowable leverage, unsecured interest coverage and fixed charge ratios, which are determined using EBITDA as calculated under the terms of our credit facility (“Adjusted Credit Facility EBITDA”). The leverage ratio is defined as net debt plus preferred equity to Adjusted Credit Facility EBITDA. The unsecured interest coverage ratio is defined as unencumbered Adjusted Credit Facility EBITDA to unsecured consolidated interest expense. The fixed charge coverage ratio is defined as Adjusted Credit Facility EBITDA divided by fixed charges, which include interest expense, required debt amortization payments, cash taxes and preferred stock payments. These calculations are based on pro forma results for the prior four fiscal quarters giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period. The credit facility also incorporates by reference the ratio of unencumbered assets to unsecured indebtedness test from our senior notes indentures, calculated in the same manner, and the covenant is discussed below with the senior notes covenants. Additionally, total debt used in the calculation of our leverage ratio is based on a “net debt” concept, under which cash and cash equivalents in excess of $100 million are deducted from our total debt balance. Management believes these financial ratios provide useful information to investors regarding our compliance with the covenants in our credit facility and our ability to access the capital markets, in particular debt financing. SENIOR NOTES INDENTURE – INDEBTEDNESS TEST, SECURED INDEBTEDNESS TO TOTAL ASSETS TEST, EBITDA-TO-INTEREST COVERAGE RATIO AND RATIO OF UNENCUMBERED ASSETS TO UNSECURED INDEBTEDNESS Host’s senior notes indentures contains certain financial covenants, including allowable indebtedness, secured indebtedness to total assets, EBITDA-to-interest coverage and unencumbered assets to unsecured indebtedness. The indebtedness test is defined as adjusted indebtedness, which includes total debt adjusted for deferred financing costs, divided by adjusted total assets, which includes undepreciated real estate book values (“Adjusted Total Assets”). The secured indebtedness to total assets is defined as secured indebtedness, which includes mortgage debt and finance leases, divided by Adjusted Total Assets. The EBITDA-to-interest coverage ratio is defined as EBITDA as calculated under our senior notes indenture (“Adjusted Senior Notes EBITDA”) to interest expense as defined by our senior notes indenture. The ratio of unencumbered assets to unsecured indebtedness is defined as unencumbered adjusted assets, which includes Adjusted Total Assets less encumbered assets, divided by unsecured debt, which includes the aggregate principal amount of outstanding unsecured indebtedness plus contingent obligations. Under the terms of the senior notes indentures, interest expense excludes items such as the gains and losses on the extinguishment of debt, deferred financing charges related to the senior notes or the credit facility, amortization of debt premiums or discounts that were recorded at issuance of a loan to establish its fair value and non-cash interest expense, all of which are included in interest expense on our consolidated statement of operations. As with the credit facility covenants, management believes these financial ratios provide useful information to investors regarding our compliance with the covenants in our senior notes indentures and our ability to access the capital markets, in particular debt financing. NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION © Host Hotels & Resorts, Inc. 43

NON-GAAP FINANCIAL MEASURES (continued) LIMITATIONS ON CREDIT FACILITY AND SENIOR NOTES CREDIT RATIOS These metrics are useful in evaluating the Company’s compliance with the covenants contained in its credit facility and senior notes indentures. However, because of the various adjustments taken to the ratio components as a result of negotiations with the Company’s lenders and noteholders they should not be considered as an alternative to the same ratios determined in accordance with GAAP. For instance, interest expense as calculated under the credit facility and senior notes indenture excludes the items noted above such as deferred financing charges and amortization of debt premiums or discounts, all of which are included in interest expense on our consolidated statement of operations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of performance. In addition, because the credit facility and indenture ratio components are also based on pro forma results for the prior four fiscal quarters, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period, they are not reflective of actual performance over the same period calculated in accordance with GAAP. NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION © Host Hotels & Resorts, Inc. 44